McGladrey& Pullen

Certified Public Accountants

McGladrey & Pullen, LLP

4801 Main Street, Suite 400

Kansas City, Missouri 64112

O 816.753.0030 F 816.753.3299

www.mcgladrey.com

March 10, 2008

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Chase General Corporation’s statements included under Item 4.01 of its Form 8-K dated on March 7, 2008, and we agree with such statements concerning our firm,

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP

McGladrey & Pullen LLP serves clients' global business needs through its membership in

RSM International (an affiliation of separate and independent legal entities).